Filed Pursuant to Rule 424(b)(5)
File Nos. 333-255699 and 333-268750
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 18, 2022)
9,090,909 Shares of Common Stock
Warrants to Purchase up to 9,090,909 Shares of Common Stock
and
the Shares of Common Stock underlying the Warrants
We are offering 9,090,909 shares of our common stock, par value $0.0001 per share (the “common stock”), and warrants to purchase up to 9,090,909 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of those warrants) in a registered direct offering to an institutional accredited investor pursuant to this prospectus supplement, the accompanying base prospectus, and a securities purchase agreement with such investor. Each share of common stock sold in this offering will be accompanied by a warrant to purchase one share of our common stock at an exercise price of $6.60 per share. Each share of common stock and the accompanying warrant is being sold at a combined offering price of $5.50. Subject to certain ownership limitations, the warrants will be immediately exercisable, and the warrants will expire two years after the initial issuance date. The shares of common stock and the warrants will be issued separately. We refer to the shares of common stock and the accompanying warrants, including the underlying shares of common stock, to be issued in this offering, collectively, as the “securities.”
Our common stock is listed on The Nasdaq Global Select Market under the symbol “IBRX.” The closing price of our common stock on December 9, 2022, as reported by Nasdaq, was $6.15 per share. There is no established public trading market for the warrants, and we do not intend to list the warrants on any national securities exchange or nationally-recognized trading system.
We have retained Piper Sandler & Co. as our placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-27 of this prospectus supplement for more information regarding these arrangements.
Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 6 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, the information under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2022, and under similar headings in the other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Warrant	Total

Offering price for common stock and associated warrants	$5.50	$50,000,000
Placement agent fees (1)	0.33	3,000,000
Proceeds, before expenses, to us (2)	$5.17	$47,000,000
_______________
(1)We have agreed to pay the Placement Agent a cash fee of 6.0% of the aggregate gross proceeds raised in connection with the offering as described under the “Plan of Distribution” on page S-27 of this prospectus supplement.
(2)The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of the warrants issued in the offering.
Delivery of the shares of common stock and warrants will be made on or about December 14, 2022.
Piper Sandler
The date of this prospectus supplement is December 12, 2022.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and certain other matters, also adds to, updates or changes the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated May 18, 2022 (included in our Registration Statement on Form S-3 (File No. 333-255699)), which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. These documents contain important information you should consider when making your investment decision.
We have not, and the placement agent has not, authorized anyone to provide you with any information different from that contained in this prospectus supplement and in the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf. The information contained in this prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.
We are not, and the placement agent is not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus supplement, the accompanying prospectus, including any information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you to in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” below.
We own or have rights to trademarks, trade names, or service marks that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the accompanying prospectus belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.
All references in this prospectus supplement or the accompanying prospectus to “ImmunityBio,” the “Company,” “we,” “us,” or “our” mean ImmunityBio, Inc. and our consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

PROSPECTUS SUMMARY
This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the risk factors contained in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and the financial statements and related notes thereto and other information incorporated by reference into this prospectus supplement and in the accompanying prospectus.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” the “Company,” and similar designations refer to ImmunityBio, Inc., together with its consolidated subsidiaries.
Our Business
ImmunityBio, Inc. is a clinical-stage biotechnology company developing next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases. We strive to be a vertically-integrated immunotherapy company designing and manufacturing our products so they are more effective, accessible, more conveniently stored, and more easily administered to patients.
Our broad immunotherapy and cell therapy platforms are designed to attack cancer and infectious pathogens by activating both the innate immune system—natural killer (“NK”) cells, dendritic cells, and macrophages—and the adaptive immune system—B cells and T cells—in an orchestrated manner. The goal of this potentially best-in-class approach is to generate immunogenic cell death thereby eliminating rogue cells from the body whether they are cancerous or virally infected. Our ultimate goal is to employ this approach to establish an “immunological memory” that confers long-term benefit for the patient.
Our business is based on the foundation of multiple platforms that collectively act on the entire immune response with the goal of targeted, durable, coordinated, and safe immunity against disease. These platforms and their associated product candidates are designed to overcome the limitations of the current standards of care in oncology and infectious diseases, such as checkpoint inhibitors and antiretroviral therapies. We believe that we have established one of the most comprehensive portfolios of immunotherapy and vaccine platforms, which includes:

MISSION:
Innate and Adaptive Immune Memory

Goal: Durable Complete Remission & Prevention of Cancer and Infectious Diseases
Induce Memory NK, T & B Cells

PLATFORMS:
NK, T and B Cells Activators

DAMP Inducers
- Albumin Bound Chemo Modulators
- Tumor Associated Antigen Regulators

DNA Vaccine
- hAd5 Adenovirus

RNA Vaccine
- Self Amplifying RNA (saRNA)

Recombinant & Cytokines
- NK & T Cell Activators
- Subunit Protein Antigens

Toll Receptor Activators
- TLR 4, 7, 8, 9

NK Cell Therapy
- NK-92
- Memory Cytokine NK
- MSC

PRODUCT CANDIDATES:
Clinical Development From Each Platform

DAMP Inducers
- Aldoxorubicin
- Nanatinostat

DNA Vaccine
- hAd5 MUC1 / Brachyury / CEA
- hAd5 PSA
- hAd5 E6 / E7 (HPV)
- hAd5 Spike + Nucleocapsid

RNA Vaccine
- saRNA S
- saRNA S+N

Recombinant & Cytokine
- N-803 (Anktiva), IL-15 Fusion Protein
- Yeast Produced Recombinant RBD

Toll Receptor Activators
- 3M-052
- GLA
- SLA
- Squalene

NK Cell Therapy
- haNK
- PD-L1 t-haNK
- CD19 t-haNK
- HER2 t-haNK
- m-ceNK

CLINICAL INDICATIONS:
Selected Clinical Trials Under Development Per Product

Bladder Cancer (NMIBC)	**N-803 + BCG**	BLA Accepted on July 28. PDUFA Date May 23, 2023
Pancreatic Cancer	**N-803 + PD-L1 t-haNK + Aldoxorubicin**	
Lung Cancer	**N-803**	
Glioblastoma	**N-803 + PD-L1 t-haNK + Aldoxorubicin**	
COVID-19 Vaccine	**hAd5 S+N, saRNA S, saRNA S+N**	
HIV Therapy	**N-803**

Our platforms include 9 first-in-human therapeutic agents that are currently being studied in 27 clinical trials—17 of which are in Phase 2 or 3 development—across 13 indications in liquid and solid tumors, including bladder, pancreatic and lung cancers. These are among the most frequent and lethal cancer types for which there are high failure rates for existing standards of care or, in some cases, no available effective treatment. In infectious disease, our pipeline currently targets such pathogens as SARS-CoV-2 and HIV. We believe SARS-CoV-2 currently lacks a vaccine that provides long-term protection against the virus, particularly its variants, while HIV affects tens of millions of people globally and currently has no known cure.
We believe that our innovative approach to orchestrate and combine therapies for optimal immune system response will become a therapeutic foundation across multiple clinical indications. Additionally, we believe that data from multiple clinical trials indicates Anktiva™ (“N-803”), our novel antibody cytokine fusion protein, has broad potential to enhance the activity of therapeutic monoclonal antibodies (“mAbs”), including checkpoint inhibitors (e.g., Keytruda), across a wide range of tumor types. N-803 is currently being studied in 21 clinical trials (both ImmunityBio and investigator-sponsored) across 13 indications. Although such designations may not lead to a faster development process or regulatory review and may not increase the likelihood that a product candidate will receive approval, Anktiva has received Breakthrough Therapy and Fast Track designations from the United States (“U.S.”) Food and Drug Administration (“FDA”) in combination with bacillus Calmette-Guérin (“BCG”) for the treatment of patients with BCG-unresponsive non-muscle invasive bladder cancer (“NMIBC”) with carcinoma in situ (“CIS”) with or without Ta or T1 disease. In May 2022, we announced the submission of a Biologics License Application (“BLA”) to the FDA for our product candidate, Anktiva in combination with BCG for the treatment of patients with BCG-unresponsive NMIBC with CIS with or without Ta or T1 disease. In July 2022, we announced the FDA has accepted our BLA for review and set a target Prescription Drug User Fee Act (“PDUFA”) action date of May 23, 2023. It is unclear when the FDA will approve our BLA, if at all.
We have established Good Manufacturing Practice (“GMP”) manufacturing capacity at scale with cutting-edge cell manufacturing expertise and ready-to-scale facilities, as well as extensive and seasoned research and development (“R&D”), clinical trial, and regulatory operations, and development teams.

Recent Developments
New $50.0 million Variable Rate Promissory Note
On December 12, 2022, concurrently with entering into the agreements contemplated by this offering, we executed a $50.0 million promissory note with Nant Capital, LLC (“Nant Capital”), an entity affiliated with Dr. Patrick Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer. This note bears interest at Term Secured Overnight Financing Rate (“Term SOFR”) plus 8.0% per annum. The accrued interest shall be payable quarterly on the last business day of March, June, September and December, commencing on December 31, 2022. The outstanding principal amount and any accrued and unpaid interest are due on December 31, 2023. We may prepay the outstanding principal amount, together with any accrued interest at any time, in whole or in part, without premium or penalty. We must prepay the outstanding principal amount on the note, together with any accrued interest, if requested by the holder, following the successful closing of a strategic collaboration transaction with a large biopharmaceutical company.
Conversion of Fixed Rate Promissory Note due 2025
On December 12, 2022, concurrently with entering into the agreements contemplated by this offering, we received written notice from NantWorks, LLC, the holder of the existing convertible promissory note of NantCell, Inc., a wholly-owned subsidiary of the Company (the “Existing Note”), of its election to convert the entire outstanding principal and accrued interest under the Existing Note into shares of the Company’s common stock. As of such date, the entire outstanding principal amount and accrued and unpaid interest due under the Existing Note was approximately $56.6 million which will be converted into shares of the Company’s common stock at a price of $5.67 per share in accordance with the terms of the Existing Note.
Additional Information
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Information Incorporated by Reference” on page S-29 of this prospectus supplement.

THE OFFERING

Common stock offered by this prospectus supplement	9,090,909 shares of common stock

Warrants offered by this prospectus supplement
We are offering warrants to purchase up to 9,090,909 shares of common stock (and the shares of common stock issuable upon the exercise of the warrants). Each warrant will be exercisable for one share of our common stock at an exercise price of $6.60 per share, will be immediately exercisable, and will have a term of two years from the date of issuance. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list or quote the warrants on the Nasdaq Global Select Market, any other national securities exchange, or any other nationally-recognized trading system. The shares of common stock, and the accompanying warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This offering also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Offering Price per share and associated warrant	$5.50

Common stock to be outstanding after this offering	409,395,015 shares of common stock

Use of proceeds
We expect to receive net proceeds from this offering of approximately $46.7 million, after deducting placement agent fees and other expenses payable by us. We currently intend to use the net proceeds from this offering, together with other available funds, to progress our pre-commercialization efforts and clinical development programs, fund other research and development activities, for capital expenditures, and for other general corporate purposes. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments. See “Use of Proceeds” for additional information.

Dividend policy	We do not anticipate paying any cash dividends on our common stock.

Market Symbol	Our common stock is listed on The Nasdaq Global Select Market under the symbol “IBRX.”

Risk factors
Investing in our securities involves significant risks. You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

Unless we indicate otherwise, all information in this prospectus is based on 400,304,106 shares of common stock issued and outstanding as of September 30, 2022 and excludes as of that date:
•163,800 shares issued to GlobeImmune, Inc., our consolidated subsidiary, which are treated as treasury stock for purposes of U.S. generally accepted accounting principles;
•9,340,177 shares of our common stock issuable upon exercise of options to purchase common stock that were outstanding as of September 30, 2022;
•6,948,527 shares of our common stock issuable upon the vesting of restricted stock units that were outstanding as of September 30, 2022;
•1,638,000 shares of our common stock subject to an outstanding warrant that will become exercisable if certain performance conditions are satisfied;
•18,311,339 shares of our common stock reserved for future issuance under our 2015 Plan (there are no shares of common stock available for future issuance under the 2014 Plan);
•any shares of our common stock issuable to the former stockholders of Altor BioScience, LLC (“Altor”), including Dr. Patrick Soon-Shiong, the Company’s Executive Chairman and Global Chief Scientific and Medical Officer, and certain affiliates, in satisfaction of an aggregate of approximately $300.6 million in contingent value rights (“CVRs”), which such stockholders may choose to receive in shares of our common stock, upon successful approval of a BLA, or foreign equivalent, for N-803 by December 31, 2022;
•any shares of our common stock issuable to the former stockholders of Altor, including Dr. Soon-Shiong and certain affiliates, in satisfaction of an aggregate of approximately $300.6 million in CVRs, which such stockholders may choose to receive in shares of our common stock, upon the first calendar year prior to December 31, 2026 in which worldwide net sales of N-803 exceed $1.0 billion; and
•any shares of common stock that may be issued upon conversion of a $300.0 million promissory note due December 31, 2023, issued to Nant Capital, LLC, an affiliate of Dr. Soon-Shiong, for unpaid principal and interest at a conversion price of $5.67 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), in the event of a default on the loan (as defined in the promissory note), including if we do not repay the loan at maturity, and if we elect at our sole option, to settle the outstanding principal amount and accrued and unpaid interest due through conversion instead of payment in cash; and
•any shares of common stock that may be issued upon conversion of any of our fixed-rate promissory notes, including the conversion of the Existing Note, held by entities affiliated with Dr. Soon-Shiong in an aggregate amount of $315.7 million (consisting of principal and accrued and unpaid interest) as of September 30, 2022 at a conversion price of $5.67 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event).
In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of outstanding stock options subsequent to September 30, 2022 and no exercise of the warrants offered and sold in this offering.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully, among other matters, the risks and uncertainties described under the heading “Risk Factors” on page 6 of the accompanying prospectus, and those discussed in our Quarterly Report on Form 10-Q for the three months ended September 30, 2022 filed with the SEC on November 9, 2022 under Part II, Item 1A. “Risk Factors,” which is incorporated herein by reference, and may be amended, updated, supplemented or superseded from time-to-time by annual, quarterly and other reports and documents that we file with the SEC in the future and any prospectus supplement related to a particular offering.
The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Such risks may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.
You will incur immediate and substantial dilution as a result of this offering. See “Dilution.” In addition, in the past, we issued options and warrants to acquire shares of common stock. To the extent these securities are ultimately exercised, you will sustain additional future dilution. In addition, exercise of the warrants that we issue in our past private placement transactions and the warrants to be issued in this offering, or exercise of other outstanding options or warrants, could result in there being a significant number of additional shares outstanding and dilution to our stockholders.
Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.
Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. The actual amounts and timing of our expenditures are within management’s discretion and may vary significantly depending on numerous factors such as the progress of our development and pre-commercialization efforts and any unforeseen cash needs. Because we have broad discretion in determining how the proceeds of this offering will be used, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.
The market price of our common stock has been and may continue to be volatile, and investors may have difficulty selling their shares.
Although our common stock is listed on the Nasdaq Global Select Market, the market for our shares has demonstrated varying levels of trading activity. You may not be able to sell your shares quickly or at the market price if trading in shares of our common stock is not active. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

The stock market in general and the market for biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price of our common stock has been and may continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including:
•the commencement, enrollment or results of the planned clinical trials of our product candidates or any future clinical trials we may conduct, or changes in the development status of our product candidates;
•any delay in our regulatory filings for our product candidates and any adverse development or perceived adverse development with respect to the applicable regulatory authority’s review of such filings, including without limitation the FDA’s issuance of a “refusal to file” letter or a request for additional information;
•adverse results or delays in clinical trials;
•our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;
•adverse regulatory decisions, including failure to receive regulatory approval of our product candidates;
•changes in laws or regulations applicable to our products, including but not limited to clinical trial requirements for approvals;
•our failure to commercialize our product candidates;
•additions or departures of key scientific or management personnel;
•unanticipated serious safety concerns related to the use of our product candidates;
•announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•our ability to effectively manage our growth;
•variations in our quarterly operating results;
•our liquidity position and the amount and nature of any debt we may incur;
•announcements that our revenue or income are below or that costs or losses are greater than analysts’ expectations;
•publication of research reports about us or our industry, or immunotherapy in particular, or positive or negative recommendations or withdrawal of research coverage by securities analysts;
•changes in the market valuations of similar companies;
•sales of large blocks of our common stock;
•fluctuations in stock market prices and volumes;
•disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;
•significant lawsuits, including patent or stockholder litigation;
•the perception of our clinical trial results by retail investors, which investors may be subject to the influence of information provided by third party investor websites and independent authors distributing information on the internet;
•general economic slowdowns;

•government-imposed lockdowns, supply chain disruptions, and adverse economic effects from the ongoing COVID-19 pandemic, in the U.S. and abroad;
•geopolitical tensions and war, including the war in Ukraine;
•coordinated actions by independent third-party actors to affect the price of certain stocks, coordinated via the Internet and otherwise; and
•other factors described in this “Risk Factors” section.
In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation could result in substantial costs and a diversion of management’s attention and resources, which would harm our business, operating results or financial condition.
Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plan, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly. In addition, our Executive Chairman and Global Chief Scientific and Medical Officer, Dr. Soon-Shiong, and his affiliates have beneficial ownership of 80.9% of our shares of common stock as reported on an amendment to a Schedule 13D dated December 6, 2022. Sales of stock by Dr. Soon-Shiong and his affiliates could have an adverse effect on the trading price of our common stock. In addition, further shares of our common stock may be issued pursuant to the conversion of outstanding convertible debt. See “Conversion of certain related-party notes may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock” for more information.
In connection with our 2017 acquisition of Altor, we issued CVRs under which we agreed to pay the prior stockholders of Altor approximately $304.0 million contingent upon successful approval of a BLA, or foreign equivalent, for N-803 by December 31, 2022 and approximately $304.0 million contingent upon calendar-year worldwide net sales of N-803 exceeding $1.0 billion prior to December 31, 2026 (with amounts payable in cash or shares of our common stock or a combination thereof). Dr. Soon-Shiong and his related party hold approximately $279.5 million in the aggregate of CVRs and they have both irrevocably agreed to receive shares of the Company’s common stock in satisfaction of their CVRs. We may be required to pay the other prior Altor stockholders up to $164.2 million in settlement of the CVRs relating to the regulatory milestone and up to $164.2 million of the CVRs relating to the sales milestone should they choose to have the CVRs paid in cash instead of common stock. If this were to occur, we may need to seek additional sources of capital, and we may not be able to achieve profitability or positive cash flow. We have submitted the BLA, and in July 2022, we announced the FDA had accepted our BLA for review and set a target PDUFA action date of May 23, 2023. It is unclear when the FDA will approve our BLA, if at all. If the FDA does not approve our BLA by December 31, 2022, prior to its established target PDUFA action date, the $304.0 million related to the regulatory milestone will not be payable and the holders of these CVRs will not receive any cash or shares of our common stock on account of the regulatory milestone CVRs.
Certain holders of our common stock are entitled to certain rights with respect to the registration of their shares under the Securities Act. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by our affiliates as defined in Rule 144 under the Securities Act. Any sales of securities by these stockholders could have an adverse effect on the market price of our common stock.

In addition, we expect that additional capital may be needed in the future to continue our planned operations, including conducting clinical trials, pre-commercialization efforts, expanded research and development activities and costs associated with operating as a public company. To raise capital, we may sell common stock, including as part of our at-the-market offering (the “ATM”), convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, including through the ATM, convertible securities or other equity securities, investors may be materially diluted and new investors could gain rights, preferences and privileges senior to the holders of our common stock.
Conversion of certain related-party notes may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.
As of September 30, 2022, we currently have promissory notes totaling an aggregate of $740.7 million, (consisting of related-party promissory notes and accrued and unpaid interest) held by entities affiliated with Dr. Soon-Shiong, some of which are convertible under certain circumstances, including, in part, a $300.0 million promissory note that becomes due and payable on December 31, 2023, and outstanding fixed-rate promissory notes in an aggregate amount of $315.7 million (consisting of principal and accrued and unpaid interest) that become due and payable on September 30, 2025.
In the event of a default on the $300.0 million loan (as defined in the promissory note), including if the Company does not repay the loan at maturity, the Company has the right, at its sole option, to convert the outstanding principal amount of accrued and unpaid interest due under this note into shares of the Company’s common stock at a price of $5.67 per share. The terms of the fixed-rate promissory notes were amended and restated on August 31, 2022 to include a conversion feature that gives each lender the right at any time, including upon notice of prepayment, at its sole option, to convert the entire outstanding principal amount and accrued and unpaid interest due under each note at the time of conversion into shares of the Company’s common stock at a price of $5.67 per share.
Any sales in the public market of the promissory notes or our common stock issuable upon conversion of the promissory notes could adversely affect prevailing market prices of our common stock.
There is no public market for the warrants to purchase common stock being offered in this offering.
There is no established public trading market for the warrants being offered through this prospectus supplement, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.
Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock and will only have the rights provided in the warrants.
Until holders of the warrants acquire shares of our common stock upon exercise of the warrants, holders of the warrants will have no rights with respect to the shares of our common stock underlying such warrants, such as voting rights or right to receive dividends, and will only have the rights provided by the terms of the warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
The warrants are speculative in nature.
There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants and consequently, there is no certainty that it will ever be profitable for holders of the warrants to exercise the warrants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information and documents we incorporate herein and therein by reference, and any free writing prospectus that we have authorized for use in connection with this offering contain, and we may from time to time make, written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this prospectus and any prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed elsewhere in this prospectus, the risks discussed in our other filings with the SEC and as set forth below. Forward-looking statements include, but are not limited to:
•our ability to develop next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases;
•our ability to implement and support our SARS-CoV-2 vaccine and therapeutic programs;
•any impact of the coronavirus pandemic, or responses to the pandemic, on our business, clinical trials or personnel;
•our expectations regarding the potential benefits of our strategy and technology;
•our expectations regarding the operation of our product candidates and related benefits;
•our ability to utilize multiple modes to induce cell death;
•our beliefs regarding the benefits and perceived limitations of competing approaches, and the future of competing technologies and our industry;
•details regarding our strategic vision and planned product candidate pipeline, including that we eventually plan to advance vaccines and therapies for virally-induced infectious diseases;
•our beliefs regarding the success, cost and timing of our product candidate development activities and current and future clinical trials and studies, including study design and the enrollment of patients;
•our expectations regarding our ability to utilize the Phase 1/2 aNK and haNK® clinical trials data to support the development of our product candidates, including our haNK, taNK, t‑haNK™, MSC, and M-ceNK™ product candidates;
•our expectations regarding the development, application, commercialization, marketing, prospects and use generally of our product candidates, including Anktiva (“N-803”), self-amplifying RNA (“saRNA”), hAd5 and yeast constructs, recombinant sub-unit proteins, toll-like receptor-activating adjuvants, and aldoxorubicin;
•the timing or likelihood of regulatory submissions or other actions and related regulatory authority responses and approvals, including any planned investigational new drug (“IND”), BLA or New Drug Application (“NDA”) submissions to the FDA, including, without limitation, the progress of our BLA submission for our product candidate, Anktiva in combination with BCG for the treatment of patients with BCG-unresponsive NMIBC with CIS with or without Ta or T1 disease, submitted to the FDA in May 2022 or the pursuit of accelerated regulatory approval pathways or orphan drug status and Breakthrough Therapy designations for applicable product candidates;
•our ability to implement an integrated discovery ecosystem and the operation of that planned ecosystem, including being able to regularly add neoepitopes and subsequently formulate new product candidates;
•the ability and willingness of strategic collaborators to share our vision and effectively work with us to achieve our goals;

•the ability and willingness of various third parties to engage in research and development activities involving our product candidates, and our ability to leverage those activities;
•our ability to attract additional third-party collaborators;
•our expectations regarding the ease of administration associated with our product candidates;
•the ability to transition our clinical trials at the Clinic to a new structure on the anticipated timeline, if at all;
•our ability to finalize and execute definitive agreements with third parties with whom we have entered into term sheets or reached agreements in principle on various potential transactions;
•our expectations regarding patient compatibility associated with our product candidates;
•our beliefs regarding the potential markets for our product candidates and our ability to serve those markets;
•our expectations regarding the timing of enrollment and submission of our clinical trials, and protocols related to such trials;
•our ability to produce an antibody cytokine fusion protein, a DNA, RNA, or recombinant protein vaccine, a toll-like receptor-activating adjuvant, an NK-cell therapy, or a damage-associated molecular patterns (“DAMP”) inducer therapy;
•our beliefs regarding the potential manufacturing and distribution benefits associated with our product candidates, and our ability to scale up the production of our product candidates;
•our plans regarding our manufacturing facilities and our belief that our manufacturing is capable of being conducted in‑house;
•our belief in the potential of our antibody cytokine fusion proteins, DNA, RNA or recombinant protein vaccines, toll-like receptor-activating adjuvants, NK-cell therapy, or DAMP inducer platforms, and the fact that our business is based upon the success individually and collectively of these platforms;
•our belief regarding the magnitude or duration for additional clinical testing of our antibody cytokine fusion proteins, DNA, RNA or recombinant protein vaccines, toll-like receptor-activating adjuvants, NK-cell therapy, or DAMP inducers along with other product candidate families;
•even if we successfully develop and commercialize specific product candidates like our N-803 or PD-L1 t‑haNK, our ability to develop and commercialize our other product candidates either alone or in combination with other therapeutic agents;
•the ability to obtain and maintain regulatory approval of any of our product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate;
•our ability to commercialize any approved products;
•the rate and degree of market acceptance of any approved products;
•our ability to attract and retain key personnel;
•the accuracy of our estimates regarding our future revenue, as well as our future operating expenses, capital requirements and needs for additional financing;
•our ability to obtain funding for our operations, including funding necessary to complete further development and any commercialization of our product candidates;
•our ability to obtain, maintain, protect and enforce intellectual property protection for our product candidates and technology and not infringe upon, misappropriate or otherwise violate the intellectual property of others;
•the terms and conditions of licenses granted to us and our ability to license additional intellectual property relating to our product candidates and technology;
•the impact on us, if any, if the CVRs held by former Altor stockholders become due and payable in accordance with their terms;

•regulatory developments in the U.S. and foreign countries;
•the timing of the development and commercialization of our product candidates; and
•our expected use of proceeds from this offering.
Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. We discuss these risks in greater detail in Part II, Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q for the period ended September 30, 2022. Given these uncertainties, you should not place undue reliance on these forward-looking statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus supplement.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
We estimate that the net proceeds from the offering will be approximately $46.7 million, after deducting the placement agent fees for this offering and estimated offering expenses payable by us and excluding any proceeds we may receive upon exercise of the warrants.
We currently intend to use the net proceeds from this offering, together with other available funds, to progress our pre-commercialization efforts and clinical development programs, fund other research and development activities, for capital expenditures, and for other general corporate purposes. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments.
Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION
If you invest in our securities, your interest will be diluted immediately to the extent of the difference between the offering price and the as-adjusted net tangible book value per share of our common stock after this offering.
Our net tangible book value as of September 30, 2022 was approximately $(449.6) million or $(1.12) per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.
After giving effect to the sale of 9,090,909 shares of common stock and the warrants in this offering at an offering price of $5.50 per share along with the warrant, and assuming no exercise of any of the warrants issued in this offering, and after deduction of the placement agent fees for this offering and the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2022 would have been approximately $(402.9) million, or $(0.98) per share. This represents an immediate increase in net tangible book value of $0.14 per share to existing stockholders and an immediate dilution in the pro forma as-adjusted net tangible book value of $6.48 per share to purchasers of common stock in this offering.
The following table illustrates this calculation on a per share basis:

Offering price per share and warrant		$5.50
Net tangible book value per share as of September 30, 2022 (1)	$(1.12)
Increase in net tangible book value per share attributable to this offering	0.14
Pro forma as adjusted net tangible book value per share as of September 30, 2022, after giving effect to this offering		(0.98)
Dilution in net tangible book value to new investors participating in this offering		$6.48
_______________
(1)The calculation of net tangible book value as of September 30, 2022 is based on 400,304,106 shares of common stock issued and outstanding.

The calculation of pro forma net tangible book value is based on 400,304,106 shares of common stock outstanding as of September 30, 2022. Each calculation excludes the following:
•163,800 shares issued to GlobeImmune, Inc., our consolidated subsidiary, which are treated as treasury stock for purposes of U.S. generally accepted accounting principles;
•9,340,177 shares of our common stock issuable upon exercise of options to purchase common stock that were outstanding as of September 30, 2022;
•6,948,527 shares of our common stock issuable upon the vesting of restricted stock units that were outstanding as of September 30, 2022;
•1,638,000 shares of our common stock subject to an outstanding warrant that will become exercisable if certain performance conditions are satisfied;
•18,311,339 shares of our common stock reserved for future issuance under our 2015 Plan (there are no shares of common stock available for future issuance under the 2014 Plan);
•any shares of our common stock issuable to the former stockholders of Altor, including Dr. Soon-Shiong and certain of his affiliates, in satisfaction of an aggregate of approximately $300.6 million in CVRs, which such stockholders may choose to receive in shares of our common stock, upon successful approval of a BLA or foreign equivalent for N-803 by December 31, 2022;
•any shares of our common stock issuable to the former stockholders of Altor, including Dr. Soon-Shiong and certain affiliates, in satisfaction of an aggregate of approximately $300.6 million in CVRs, which such stockholders may choose to receive in shares of our common stock, upon the first calendar year prior to December 31, 2026 in which worldwide net sales of N-803 exceed $1.0 billion;
•any shares of common stock that may be issued upon conversion of a $300.0 million promissory note due December 31, 2023, issued to Nant Capital, LLC, an affiliate of Dr. Soon-Shiong, for unpaid principal and interest at a conversion price of $5.67 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), in the event of a default on the loan (as defined in the promissory note), including if we do not repay the loan at maturity, and if we elect at our sole option, to settle the outstanding principal amount and accrued and unpaid interest due through conversion instead of payment in cash; and
•any shares of common stock that may be issued upon conversion of any of our fixed-rate promissory notes, including the conversion of the Existing Note, held by entities affiliated with Dr. Soon-Shiong in an aggregate amount of $315.7 million (consisting of principal and accrued and unpaid interest) as of September 30, 2022 at a conversion price of $5.67 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event).
Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plans or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

DESCRIPTION OF SECURITIES
The shares of common stock and the warrants (and the shares of common stock issuable upon the exercise of the warrants) offered in this offering will be issued pursuant to a securities purchase agreement between the investors and us. We urge you to review the form securities purchase agreement and the form of warrant, which will be included as exhibits to a current report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to these securities.
The following brief summary of the material terms and provisions of the warrants is subject to, and qualified in its entirety by, the form of warrant.
Common Stock
The description of our common stock is incorporated by reference to Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022.
Warrants
The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to and qualified in its entirety by the form of warrant, which will be provided to the investor in this offering and will be filed with the SEC on a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.
General Terms of the Warrants. The warrants to be issued in this offering represent the rights to purchase up to an aggregate of 9,090,909 shares of common stock at an exercise price of $6.60 per share. Each warrant will be exercisable from the date of issuance and will have a term of two years from the date of issuance.
Exercise. Holders of the warrants may exercise their warrants to purchase shares of our common stock at any time prior to the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. We provide certain rescission and buy-in rights to a holder if we fail to deliver the shares of common stock issuable upon exercise of the warrants by the date on which delivery of the stock certificate is required by the warrant. With respect to the rescission rights, the holder has the right to rescind the exercise if the shares of common stock are not timely delivered to the holder in accordance with the terms of the warrant. The buy-in rights apply if after the date on which delivery of the shares of common stock is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the shares underlying the warrant that the holder anticipated receiving from us upon exercise of the warrant. In this event, we will:
•pay in cash to the holder the amount, if any, by which (a) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (b) the amount obtained by multiplying (1) the number of warrant shares that the Company was required to deliver, but did not deliver, to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed; and
•at the option of the holder, either (a) reinstate the portion of the warrant and equivalent number of shares underlying the warrant for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or (b) deliver to the holder the number of shares of common stock that would have been issued had the Company timely complied with its exercise and deliver obligations hereunder.
The shares of common stock issuable on exercise of the warrants will be, when issued and paid for in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.
Fundamental Transactions. If, at any time while this warrant is outstanding, (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of common stock), (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding common stock or more than 50% of the voting power of the common equity of the Company, (iv) we, directly or indirectly, in one or more related transactions, effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person, group of persons or entity that acquires more than 50% of the outstanding shares of our common stock or more than 50% of the voting power of our common equity (each a “Fundamental Transaction”), then, upon any subsequent exercise of this warrant, the holder shall have the right to receive, for each warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of common stock of the successor or surviving corporation or of the Company, if it is the surviving corporation, and/or any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such Fundamental Transaction. In addition, in the event of a Fundamental Transaction, in certain circumstances the Holder may choose to require the Company, or its successor, to redeem the warrant for cash in the amount of the Black-Scholes value of the remaining unexercised portion of the warrant.
Transferability. Subject to applicable laws, a warrant and all rights thereunder are transferable, in whole or in part, upon surrender of such warrant at our or our designated agent’s principal office, together with a written assignment of such warrant in substantially the form attached to the warrant, provided, however, that any such transfer for less than 1,000,000 shares of common stock issuable upon the exercise of a portion of a warrant shall be subject to our prior written consent. The ownership of the warrants and any transfers of the warrants will be registered in a warrant register maintained by the warrant agent.
Subsequent Rights Offerings. If, at any time while the warrants are outstanding, we grant, issue or sell any common stock Equivalents (as such term is defined in the warrant) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then the holders of the warrants will be entitled to acquire those, upon terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrant (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

Stock Dividends and Splits. The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.
Delivery of Shares. Upon the holder’s exercise of a warrant, we will, provided that payment of the aggregate exercise price (other than in the case of a cashless exercise) is received within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period following delivery of the notice of exercise, issue and deliver, or cause to be issued and delivered, the shares of common stock issuable upon exercise of the warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit or Withdrawal at Custodian system (“DWAC”) or another established clearing corporation performing similar functions. If we fail for any reason to timely deliver to the investor shares underlying the warrant upon exercise, we will pay to the investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares subject to such exercise, $10 per trading day (increasing to $20 per trading day on the third trading day after such liquidated damages begin to accrue) for each trading day after the trading day on which such shares were required to be delivered, until such shares are delivered or the investor rescinds such exercise.
Notice of Corporate Action. We will provide notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:
•the declaration of a dividend (or any other distribution in whatever form) on common stock;
•the declaration by us of a special nonrecurring cash dividend on or a redemption of common stock;
•the authorization by us of the granting to all holders of common stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;
•any reclassification of common stock, any consolidation or merger to which we (or any of our subsidiaries) is a party, any sale or transfer of all or substantially all of our assets, or any compulsory share exchange whereby common stock is converted into other securities, cash or property, in each case, for which the approval of any of our stockholders is required; or
•a voluntary or involuntary dissolution, liquidation or winding up of the Company.
Limitations on Exercise. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
Subject to the limitations, assumptions and qualifications described herein, the following is a summary of certain U.S. federal income tax considerations of the purchase, ownership and disposition of shares of ImmunityBio’s common stock issued pursuant to this offering (the “Shares”), the purchase, exercise, disposition and lapse of warrants to purchase shares of ImmunityBio’s common stock issued pursuant to this offering (the “Common Warrants”), and the purchase, ownership and disposition of shares of ImmunityBio’s common stock issuable upon exercise of the Common Warrants (the “Warrant Shares”). The Shares, the Common Warrants and the Warrant Shares are collectively referred to herein as the “Offered Securities.” All prospective holders of the Offered Securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Offered Securities.
This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and ImmunityBio has not obtained, nor does it intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of the Offered Securities.
This discussion addresses only Offered Securities that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes). It does not address holders that are subject to special rules, such as:
•banks, insurance companies or other financial institutions;
•tax-exempt organizations or governmental organizations;
•brokers or dealers in securities;
•traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•persons who hold any of the Offered Securities as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;
•persons deemed to sell any of the Offered Securities under the constructive sale provisions of the Code;
•entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities such as subchapter S corporations (or investors in such entities or arrangements);
•regulated investment companies or real estate investment trusts;
•controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;
•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•U.S. expatriates and former citizens or former long-term residents of the United States; or
•holders that acquire the Offered Securities through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

If a holder is a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes), the U.S. federal income tax treatment of a partner or beneficial owner will generally depend on the status of such partner or beneficial owner and the entity’s activities. Partnerships, partners and beneficial owners in partnerships or other pass-through entities that own the Offered Securities should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of the Offered Securities.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Offered Securities, that, for U.S. federal income tax purposes, is:
•an individual that is a citizen or resident of the United States;
•a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or
•an estate that is subject to U.S. federal income tax on its income regardless of its source.
As used herein, the term “Non-U.S. Holder” means a beneficial owner, other than an entity treated as a partnership for U.S. federal income tax purposes, of the Offered Securities that is not a U.S. Holder.
PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES.
Allocation of purchase price
In determining the tax basis of each Share and Common Warrant purchased together in this offering, holders should allocate their purchase price between the Share and Common Warrant on the basis of their relative fair market values at the time of issuance. ImmunityBio does not intend to advise holders of the Offered Securities with respect to this determination. A holder’s allocation of the purchase price between the Shares and Common Warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. All holders are advised to consult their tax and financial advisors with respect to the relative fair market values of the Shares and Common Warrants for U.S. federal income tax purposes.
Tax considerations applicable to U.S. holders
Distributions on Shares and Warrant Shares
ImmunityBio does not anticipate declaring or paying any cash dividends to holders of ImmunityBio’s common stock. If ImmunityBio makes distributions of cash or other property on the Shares or Warrant Shares (other than certain distributions of stock), such distributions will constitute dividends to the extent paid out of ImmunityBio’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of ImmunityBio’s current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its Shares or Warrant Shares, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition of the Shares and Warrant Shares.”

Sale or other taxable disposition of the Shares and Warrant Shares
Upon the sale, exchange or other taxable disposition of the Shares or Warrant Shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in the Shares or Warrant Shares. This capital gain or loss will be long term capital gain or loss if the U.S. Holder’s holding period in such Shares or Warrant Shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.
Sale or other disposition or exercise of Common Warrants
Upon the sale, exchange or other disposition of a Common Warrant (other than by exercise), a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition and the U.S. Holder’s tax basis in the Common Warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Common Warrant is more than one year at the time of the sale, exchange or other disposition. The deductibility of capital losses is subject to certain limitations.
In general, a U.S. Holder will not be required to recognize income, gain or loss upon exercise of a Common Warrant for its exercise price. A U.S. Holder’s tax basis in Warrant Shares received upon exercise of Common Warrants will be equal to the sum of (i) the U.S. Holder’s tax basis in the Common Warrants exchanged therefor and (ii) the exercise price of such Common Warrants. A U.S. Holder’s holding period in the Warrant Shares received upon exercise will commence on the day after such U.S. Holder exercises the Common Warrants.
Lapse of common warrants
If a Common Warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in such warrant is more than one year. The deductibility of capital losses is subject to certain limitations.
Certain adjustments to and distributions on Common Warrants
Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Common Warrants, or an adjustment to the exercise price of Common Warrants (or in certain circumstances, a failure to make adjustments), may be treated as a constructive distribution to a U.S. Holder of the Common Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in ImmunityBio’s assets or earnings and profits as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate the warrant holders for a distribution of cash or other property to ImmunityBio’s shareholders). Such distributions will constitute dividends to the extent deemed paid out of ImmunityBio’s current or accumulated earnings and profits, as discussed above under “Distributions on Shares and Warrant Shares.” U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the number of Warrant Shares that will be issued on the exercise of the Common Warrants or the exercise price of the Common Warrants.
Backup withholding and information reporting
In general, backup withholding and information reporting requirements may apply to payments on the Offered Securities and to the receipt of proceeds on the sale, exchange or other taxable disposition of the Offered Securities. Backup withholding (currently at a rate of 24%) may apply if a U.S. Holder fails to furnish its taxpayer identification number, a U.S. Holder fails to certify under penalties of perjury that such taxpayer identification number is correct and that such U.S. Holder is not subject to backup withholding (generally on a properly completed and duly executed IRS Form W-9), the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends, or such U.S. Holder otherwise fails to comply with the applicable requirements of the backup withholding rules.

Certain U.S. Holders generally are not subject to backup withholding and information reporting requirements, provided that their exemptions from backup withholding and information reporting are properly established. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.
Tax considerations applicable to non-U.S. holders
Distributions on Shares and Warrant Shares
As mentioned above, ImmunityBio does not anticipate declaring or paying any cash dividends to holders of ImmunityBio’s common stock. However, distributions of cash or other property (other than certain distributions of stock) on the Shares or Warrant Shares will constitute dividends to the extent paid out of ImmunityBio’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions in excess of ImmunityBio’s current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be subject to the treatment as described below under “—Gain on Sale or Other Taxable Disposition of the Offered Securities”.
Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to withholding tax at a 30-percent rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, the Non-U.S. Holder will be required to provide ImmunityBio or ImmunityBio’s paying agent with a properly executed applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, certifying under penalties of perjury that the Non-U.S. Holder is not a United States person and is eligible for the benefits under the applicable tax treaty. These forms may need to be periodically updated. If a Non-U.S. Holder holds the Offered Securities through a financial institution or other intermediary, the Non-U.S. Holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty who fails to timely provide an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. Holder. In this case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or appropriate successor form) in order to claim an exemption from withholding. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates generally applicable to a United States person. Dividends received by a corporate Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) may be subject to an additional branch profits tax at a 30-percent rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Offered Securities, including the possible imposition of the branch profits tax.

Exercise of common warrants
A Non-U.S. Holder generally will not recognize gain or loss on the exercise of a Common Warrant and the related receipt of Warrant Shares.
Lapse of common warrants
If a non-U.S. holder allows a Common Warrant to expire unexercised, such non-U.S. holder will recognize a capital loss for U.S. federal income tax purposes in an amount equal to such holder’s tax basis in the common warrant. See “—Tax Considerations Applicable to U.S. Holders”—Lapse of Warrants” above.
Gain on sale or other taxable disposition of the Offered Securities
Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or other taxable disposition of the Offered Securities unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States),
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•ImmunityBio is or has been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the Non-U.S. Holder is not eligible for an exemption under an applicable income tax treaty.
ImmunityBio believes that it is not, and does not anticipate becoming, a United States real property holding corporation. Even if ImmunityBio is or has been a United States real property holding corporation during the specified testing period, as long as ImmunityBio’s common stock is regularly traded on an established securities market (such as the Nasdaq Global Select Market) at any time during the calendar year in which the disposition occurs, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of Shares or Warrant Shares if the Non-U.S. Holder does not own or has not owned (actually or constructively) more than 5 percent of ImmunityBio’s common stock at any time during the shorter of the two periods mentioned above. Special rules may apply to the determination of the 5-percent threshold in the case of a Non-U.S. Holder of Common Warrants. Non-U.S. Holders are urged to consult their tax advisors regarding the effect of holding Common Warrants on the calculation of such 5-percent threshold. Non-U.S. Holders should consult their tax advisors regarding the application of this regularly traded exception.
If a Non-U.S. Holder recognizes gain on a sale, exchange or other disposition of the Offered Securities that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax at the regular U.S. federal income tax rates generally applicable to a United States person. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder may also be subject to the branch profits tax at a 30-percent rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Offered Securities, including the possible imposition of the branch profits tax.

Certain adjustments to and distributions on Common Warrants
As discussed above under “—Tax Considerations Applicable to U.S. Holders—Certain Adjustments to and Distributions on Common Warrants,” certain adjustments to the number of Warrant Shares on the exercise of the Common Warrants, or an adjustment to the exercise price of the Common Warrants (or certain failures to make adjustments), may be deemed to be the payment of a distribution with respect to the Common Warrants. Such a deemed distribution could be treated as a dividend to a Non-U.S. Holder to the extent of ImmunityBio’s earnings and profits, notwithstanding the fact that such Holder will not receive a cash payment. In the event of such a deemed dividend, ImmunityBio may be required to withhold tax from subsequent distributions of cash or property to Non-U.S. Holders. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any such adjustments to the Common Warrants.
In addition, as discussed above under “—Tax Considerations Applicable to U.S. Holders—Certain Adjustments to and Distributions on Common Warrants,” the taxation of a distribution received with respect to a Common Warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. Non-U.S. Holders should consult their tax advisors regarding the U.S. withholding tax and other U.S. tax consequences of distributions received with respect to Common Warrants.
Information reporting and backup withholding
Information returns will be filed with the IRS in connection with payments of dividends on the Offered Securities. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Unless a Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale, exchange or other disposition of the Offered Securities to or through the U.S. office (and, in certain cases, the foreign office) of a broker.
A Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on payments on the Offered Securities or on the proceeds from a sale, exchange or other disposition of the Offered Securities unless the Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person or otherwise establishes an exemption. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty (including properly certifying non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 (or appropriate successor form)) generally will satisfy the certification requirements necessary to avoid backup withholding as well. Notwithstanding the foregoing, U.S. federal backup withholding may apply if the payor has actual knowledge, or reason to know, that a holder is a United States person.
Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. Non-U.S. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA
Provisions of the Code commonly referred to as “FATCA” require withholding of 30 percent on payments of dividends on the Offered Securities, as well as payments of gross proceeds of dispositions of the Offered Securities, to a “foreign financial institution” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied or an exemption applies. However, the IRS has issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final Treasury regulations are issued or the proposed Treasury regulations are withdrawn. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their investments in the Offered Securities.
ImmunityBio will not pay any additional amounts to Non-U.S. Holders with respect to any amounts withheld, including pursuant to FATCA.
THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE OFFERED SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION
Piper Sandler & Co. as placement agent has entered into a placement agency agreement with us in which they have agreed to act as placement agent in connection with the offering. Subject to the terms and conditions contained in the placement agency agreement, the placement agent is acting on a reasonable best efforts basis, in connection with the issuance and sale by us of shares of common stock and the accompanying warrants to the investor. The placement agent has no obligation to buy any of the shares of common stock or the accompanying warrants from us nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the shares of common stock and accompanying warrants.
We have agreed to indemnify the placement agent and certain other persons against certain liabilities under the Securities Act. The placement agent has informed us that they will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.
We have agreed to pay the placement agent a fee equal to 6.0% of the gross proceeds received by us from the sale of shares of common stock and accompanying warrants in this offering. The placement agent has agreed to reimburse us for certain expenses.
The following table shows the per share of common stock and accompanying warrant and total fees we will pay to the placement agent assuming the sale of all of the shares of common stock and accompanying warrants offered pursuant to this prospectus supplement:

	Per Share and Accompanying Warrant	Total

Offering price	$5.50	$50,000,000
Placement agent fees	0.33	3,000,000
Proceeds, before expenses, to us	$5.17	$47,000,000
We have entered into a securities purchase agreement directly with the investor in connection with this offering, and will only sell to the investor who has entered into such securities purchase agreement. Our obligations to issue and sell the shares of common stock and accompanying warrants to the investor will be subject to the conditions set forth in the securities purchase agreement and warrants, which may be waived by us at our discretion. The investors’ obligations to purchase shares of common stock and accompanying warrants will be subject to the conditions set forth in the securities purchase agreement and warrants as well, which may also be waived.
This is a brief summary of certain provisions of the placement agency agreement that we have entered into and does not purport to be a complete statement of its terms and conditions. A copy of the placement agency agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part.
The placement agent and certain of its affiliates have provided in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and certain of its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “IBRX.” The closing price of our common stock on December 9, 2022 as reported by Nasdaq, was $6.15 per share. There is no established public trading market for the warrants, and we do not intend to list the warrants on any national securities exchange or nationally recognized trading system.
Transfer Agent
The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. The placement agent is being represented in this offering by Goodwin Procter LLP, Redwood City, California.
EXPERTS
The consolidated financial statements of ImmunityBio, Inc. appearing in ImmunityBio, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of ImmunityBio, Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.
We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Information Incorporated By Reference” below.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. You should read the information incorporated by reference because it is an important part of this prospectus supplement. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022;
•the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021, from our definitive proxy statement relating to our 2022 annual meeting of stockholders, filed with the SEC on April 29, 2022;
•the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, including any amendment or report filed for the purpose of updating such description;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on May 10, 2022, our Quarterly Report on Form 10-Q for the three months ended June 30, 2022 filed with the SEC on August 8, 2022, and our Quarterly Report on Form 10-Q for the three months ended September 30, 2022 filed with the SEC on November 9, 2022; and
•our Current Reports on Form 8-K filed with the SEC on January 12, 2022 (excluding information furnished thereunder), February 15, 2022 (excluding information furnished thereunder), March 25, 2022, June 14, 2022, September 2, 2022, November 15, 2022 (excluding information furnished thereunder), and December 5, 2022.
We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates.
Requests for such documents should be directed to:
ImmunityBio, Inc.
Attn: Investor Relations
3530 John Hopkins Court
San Diego, CA 92121
(858) 633-0300
You may also access the documents incorporated by reference in this prospectus supplement through our website at https://www.immunitybio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part. Inclusion of our website address in this prospectus supplement is an inactive textual reference only.

PROSPECTUS
ImmunityBio, Inc.
ImmunityBio, Inc. may offer, from time to time,
•Common stock
•Preferred stock
•Debt securities
•Warrants
•Units
We may from time to time, in one or more offerings, offer and sell common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.
This prospectus provides a general description of the securities we may offer. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with the specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus, the information and documents incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and any related free writing prospectus carefully before you purchase any of our securities offered hereby.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “IBRX.” On February 24, 2022, the last reported sale price on the Nasdaq Global Select Market was $7.04 per share. There is currently no market for the other securities we may offer.
Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 6 of this prospectus and in any similar section contained in or incorporated by reference herein, including, without limitation, our Annual Report on Form 10-K filed with the SEC on March 1, 2022, or in the applicable prospectus supplement before you invest in our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
The date of this prospectus is May 18, 2022.

-i-

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any related free writing prospectus may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. Each prospectus supplement will provide the amount, price, terms and plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.
No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus and the information incorporated by reference in this prospectus carefully, including the “Risk Factors” incorporated by reference. In this prospectus, unless the context indicates otherwise, the terms “ImmunityBio,” “the company,” “we,” “us,” and “our” refer to ImmunityBio, Inc. and its subsidiaries.
ImmunityBio, Inc.
Our Business
ImmunityBio, Inc. is a clinical-stage biotechnology company developing next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases. We strive to be a vertically-integrated immunotherapy company designing and manufacturing our products so they are more effective, accessible, more conveniently stored, and more easily administered to patients.
Our broad immunotherapy and cell therapy platforms are designed to attack cancer and infectious pathogens by activating both the innate immune system—natural killer (NK) cells, dendritic cells, and macrophages—and the adaptive immune system—B cells and T cells—in an orchestrated manner. The goal of this potentially best-in-class approach is to generate immunogenic cell death thereby eliminating rogue cells from the body whether they are cancerous or virally infected and to ultimately establish an “immunological memory” that confers long-term benefit for the patient.
Our business is based on the foundation of multiple platforms that collectively act on the entire immune response with the goal of targeted, durable, coordinated, and safe immunity against disease. These platforms and their associated product candidates are designed to overcome the limitations of the current standards of care in oncology and infectious disease, such as checkpoint inhibitors and antiretroviral therapies. We have established one of the most comprehensive portfolios of immunotherapy and vaccine platforms, which include:

MISSION:

Innate and Adaptive Immune Memory

Goal: Durable Complete Remission & Prevention of Cancer and Infectious Diseases
Induce Memory NK, T & B Cells

PLATFORMS:

NK, T and B Cells Activators

DAMP Inducers
- Albumin Bound Chemo Modulators
- Tumor Associated Antigen Regulators

DNA Vaccine
- hAd5 Adenovirus
- EDV Nabisome*

RNA Vaccine
- Self Amplifying RNA (saRNA)

Recombinant & Cytokines
- NK & T Cell Activators
- Subunit Protein Antigens

Toll Receptor Activators
- TLR 4, 7, 8, 9

NK Cell Therapy
- NK-92
- Memory Cytokine NK

PRODUCT CANDIDATES:

Clinical Development From Each Platform

DAMP Inducers
- Aldoxorubicin
- Nanatinostat

DNA Vaccine
- hAd5 MUC1 / Brachyury / CEA
- hAd5 PSA
- hAd5 E6 / E7 (HPV)
- hAd5 Spike + Nucleocapsid
- EDV EGFR*
- EDV Spike*

RNA Vaccine
- saRNA S
- saRNA S+N

Recombinant & Cytokine
- N-803 (Anktiva), IL-15 Fusion Protein
- Yeast Produced Recombinant RBD

Toll Receptor Activators
- 3M-052
- GLA
- SLA
- Squalene

NK Cell Therapy
- haNK
- PD-L1 t-haNK
- CD19 t-haNK
- HER2 t-haNK
- m-ceNK

*Licensed through a binding term sheet. Definitive agreements pending

CLINICAL INDICATIONS:

Selected Clinical Trials Under Development Per Product

• Bladder Cancer (NMIBC)	**N-803 (VesAnktiva™)**
• Pancreatic Cancer	**N-803 (Anktiva™) + PD-L1 t-haNK + Aldoxorubicin**
• Lung Cancer	**N-803 (Anktiva™)**
• Glioblastoma	**N-803 (Anktiva™) + PD-L1 t-haNK + Aldoxorubicin**
• COVID-19 Vaccine	**hAd5 S+N, saRNA S, saRNA S+N, EDV Spike**
• HIV Therapy	**N-803**

We believe that our innovative approach to orchestrate and combine therapies for optimal immune system response will become a therapeutic foundation across multiple clinical indications. Although such designations may not lead to a faster development process or regulatory review and may not increase the likelihood that a product candidate will receive approval, Anktiva, our novel antibody cytokine fusion protein, has received Breakthrough Therapy and Fast Track designations in combination with BCG from the U.S. Food and Drug Administration (FDA) for bacillus Calmette-Guérin (BCG)-unresponsive non-muscle invasive bladder cancer (NMIBC) CIS. Based on the reported results of the trial, we have initiated discussions with the FDA to file a BLA for Anktiva (to be branded VesAnktiva for intravesical administration) plus BCG for BCG-unresponsive NMIBC CIS. Additionally, we believe that data from multiple clinical trials indicates Anktiva has broad potential to enhance the activity of therapeutic mAbs, including checkpoint inhibitors (e.g., Keytruda®), across a wide range of tumor types.
Our platforms, which include 17 first-in-human therapeutic agents, are being studied in 26 actively recruiting clinical trials—17 of which are in Phase 2 or 3 development—across 13 indications in liquid and solid tumors, including bladder, pancreatic and lung cancers. These are among the most frequent and lethal cancer types for which there are high failure rates for existing standards of care or, in some cases, no available effective treatment. In infectious disease, our pipeline currently targets such pathogens as SARS-CoV-2 and HIV. We believe SARS-CoV-2 currently lacks a vaccine that provides long-term protection against the virus, particularly its variants, while HIV affects tens of millions of people globally and currently has no known cure.
We have established GMP manufacturing capacity at scale with cutting-edge cell manufacturing expertise and ready-to-scale facilities, as well as extensive and seasoned R&D, clinical trial, and regulatory operations, and development teams.
Our Strategy
We seek to become the leading global immunological therapeutics company by creating the next generation of immunotherapies to address serious unmet needs within oncology and infectious diseases. To achieve this goal, the key elements of our strategy include:
•advancing the approval and commercialization of our lead antibody cytokine fusion protein, Anktiva, as an integral component of immunotherapy combinations, including those with checkpoint inhibitors;
•continuously scrutinizing our clinical pipeline and assessing our strategic priorities to maximize opportunities for regulatory approval and to meet unmet medical needs;
•accelerating our immunotherapy platform and product candidates with registrational intent to address difficult-to-treat oncological and infectious disease indications;
•continuing to prospect, license, and acquire technologies to complement and strengthen our platforms and product candidates, both as single agent and combination therapies, in order to activate and coordinate the innate and adaptive immune system to generate cellular memory against multiple tumor types and infectious diseases;
•optimizing investment in our discovery, development, and manufacturing capabilities for our next-generation targeted antibody cytokine fusion proteins and vaccine candidates, as well as for cell therapies;
•advancing our formulations and delivery mechanisms to make our promising biotechnology product candidates available to the broadest population possible; and
•cultivating new and expanding existing collaborations for our multi-stage pipeline to efficiently scale globally.

Corporate Information
ImmunityBio, Inc. was established following a series of mergers and name changes. We were incorporated in Illinois on October 7, 2002 under the name ZelleRx Corporation. Our name was later changed to Conkwest, Inc., and we were reincorporated in the state of Delaware in March 2014. On July 10, 2015, we changed our name to NantKwest, Inc.
NantCell, LLC was originally organized as a Delaware limited liability company in November 2014. In April 2015, it was converted to a Delaware corporation, NantCell, Inc., and in May 2019 changed its name to ImmunityBio, Inc. (a private company).
On December 21, 2020, NantKwest, Inc. and ImmunityBio, Inc. entered into a merger agreement providing for the combination of the two companies, with NantKwest, Inc. being the surviving company which then changed its name to ImmunityBio, Inc. (and ImmunityBio, Inc., a private company, changed its name back to NantCell, Inc. and is now our wholly owned subsidiary). At the time, NantKwest, Inc. was an innovative, clinical-stage immunotherapy company focused on harnessing the power of the innate immune system to treat cancer and infectious diseases, and ImmunityBio, Inc. was a clinical-stage immunotherapy company developing next-generation therapies that drive immunogenic mechanisms for defeating cancer and infectious diseases, with an immunotherapy platform designed to activate both the innate and adaptive immune systems to create long-term “immunological memory.” We believe that the merger, which closed on March 9, 2021, combined two companies to create a clinical-stage biotechnology company developing next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases.
ImmunityBio is incorporated in Delaware and its principal executive offices are located in San Diego, California.
Available Information
Financial and other information about our company is available on our website at https://www.immunitybio.com. We make available on our website, free of charge, copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), as soon as reasonably practicable after we electronically file such material with, or furnish it, to the U.S. Securities and Exchange Commission (the SEC). All reports we file with the SEC are available free of charge via EDGAR through the SEC website at https://www.sec.gov. We have included the web addresses of ImmunityBio and the SEC as inactive textual references only.
The Securities We May Offer
We may offer or sell common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination either individually or as units comprised of one or more of the other securities. Each time we offer securities with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a cash dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock
We may issue preferred stock, par value $0.0001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions of the series of shares of preferred stock at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of our company, voting rights and rights to convert into common stock.
Warrants
We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.
Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of debt securities, which may be senior, senior subordinated or subordinated obligations. Any subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock. Our board of directors will determine the terms of each series of debt securities being offered. The debt securities we may issue will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of this document are provided under the heading “Where You Can Find More Information.”
Units
We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, filed on March 1, 2022 which is incorporated herein by reference, and may be amended, updated, supplemented or superseded from time to time by annual, quarterly and other reports and documents we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See “Where You Can Find More Information” and “Incorporation by Reference.”
FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information and documents we incorporate herein and therein by reference, contain, and we may from time to time make, written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference in this prospectus and any prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed elsewhere in this prospectus and the risks discussed in our other filings with the SEC.
In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “might,” “seek,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. We intend that such forward-looking statements be subject to the safe harbors created thereby. The sections in this prospectus entitled “Risk Factors,” the risks discussed under the heading “Risk Factors” in “Part I—Item 1A—Risk Factors” of our most recent report on Form 10-K or “Part II— Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q which are incorporated by reference in this prospectus as well as other disclosures included in this prospectus or the supplement hereto, discuss some of the factors that could contribute to these differences.

Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
This prospectus and the documents incorporated by reference in this prospectus contain market data that we obtained from industry sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our products. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market data included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus and in “Part I—Item 1A—Risk Factors” of our most recent report on Form 10-K filed with the SEC on March 1, 2022, which is incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.
USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds that we will receive from the sale of the securities under this prospectus for general corporate purposes, including working capital, capital expenditures, funding continued research and development with respect to products and technologies, and clinical and process development and manufacturing of our product candidates. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments.
Pending these uses, we may invest our net proceeds from this offering primarily in investment grade short- to intermediate-term corporate debt securities, government-sponsored securities, and foreign government bonds.
The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.
DIVIDEND POLICY
To date, we have not declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF OUR CAPITAL STOCK
The following is a summary of the material provisions of the common stock and the preferred stock contained in our amended and restated certificate of incorporation and bylaws. For more detailed information, please refer to our amended and restated certificate of incorporation and bylaws, each as amended, which are included as exhibits to the registration statement of which this prospectus is part.
General
Our authorized capital stock consists of 920,000,000 shares, all with a par value of $0.0001 per share, of which:
•900,000,000 shares are designated as common stock; and
•20,000,000 shares are designated as preferred stock.
As of February 24, 2022, we had outstanding 397,911,136 shares of common stock (excluding 163,800 shares held by a majority owned subsidiary of ours which are treated as treasury shares for accounting purposes) held of record by approximately 88 stockholders.
In addition, as of December 31, 2021, (i) 10,640,819 shares of our common stock were subject to outstanding awards under our equity incentive plans, of which 4,124,930 shares of common stock were issuable upon exercise of options outstanding as of December 31, 2021, at a weighted average exercise price of $15.62 per share, and 6,515,889 shares of common stock were issuable upon the vesting of restricted stock units outstanding as of December 31, 2021 and (ii) 1,638,000 shares of our common stock were subject to an outstanding warrant that will become exercisable, at an exercise price of $3.24 per share, if certain performance conditions are satisfied.
Additionally, as of December 31, 2021, in connection with the acquisition of Altor, we issued CVRs under which we have agreed to pay the prior stockholders of Altor approximately $304.0 million upon successful approval of the BLA or foreign equivalent for Anktiva by December 31, 2022 and approximately $304.0 million upon the first calendar year prior to December 31, 2026 in which worldwide net sales of Anktiva exceed $1.0 billion (with the payments payable in cash or shares of our common stock or a combination of both). Dr. Patrick Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, and his affiliates hold approximately $279.5 million in the aggregate of CVRs and they have both irrevocably agreed to receive shares of common stock in satisfaction of their CVRs. Of the remaining CVRs, $6.8 million will be paid in cash, and the holders of the balance of the CVRs can elect to receive either cash or our common stock for the CVRs.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of our common stock have no cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion, redemption or subscription rights and there are no sinking fund provisions applicable to our common stock.
Preferred Stock
No shares of preferred stock are outstanding. Our board of directors is authorized, subject to certain limitations prescribed by law, to designate and issue up to a total of 20,000,000 shares of preferred stock, par value $0.0001 per share, without stockholder approval. Our board of directors may issue preferred stock from time to time in one or more series and fix the designations, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions on the shares of each such series, including dividend rights and rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any such series, any or all of which may be greater than or senior to those of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.
The actual effect of any such issuance on the rights of the holders of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock; however, the potential effects of such an issuance include:
•diluting the voting power of the holders of common stock;
•reducing the likelihood that holders of common stock will receive dividend payments;
•reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and
•delaying, deterring or preventing a change-in-control or other corporate takeover.
Registration Rights
Under the terms of the Registration Rights Agreement dated December 23, 2014, or the registration rights agreement, we have provided Cambridge Equities, L.P., or Cambridge, with a right to demand registration of the shares of common stock issued to Cambridge, which was amended as further described below. Dr. Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer, is the sole member of the general partner of Cambridge. We have also granted to Cambridge “piggyback” registration rights exercisable at any time that allows Cambridge to include the shares of our common stock that they own in any public offering of equity securities initiated by us for our own account or the account of others (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by them). These “piggyback” registration rights are not available with respect to any shares of our common stock held by Cambridge which are eligible for resale pursuant to certain exemptions from registration under the Securities Act or that are the subject of a then- effective registration statement.
Additionally, pursuant to a voting agreement, we agreed and acknowledged that all shares of our common stock issued to certain significant stockholders in connection with our merger with NantCell, Inc. (formerly known as ImmunityBio, Inc., a private company) (and any common stock issued or issuable with respect to such shares of our common stock) shall constitute “Registrable Securities” and “Piggyback Registrable Securities” for purposes of, and be subject to the registration rights under, the registration rights agreement described above. Moreover, we agreed to increase the number of demand registration rights to which Cambridge is entitled to under the registration rights agreement from one to seven.
We have obtained a waiver of these registration rights from Cambridge in connection with the filing of this prospectus.
Nominating Agreement
Under the terms of the Nominating Agreement, dated June 18, 2015, between us and Cambridge, Cambridge has the right to designate one director to be nominated for election to our board of directors for as long as Cambridge and/or its affiliates directly own more than 20% of the issued and outstanding shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Soon-Shiong, who controls the entity that is the general partner of Cambridge and has the sole power to vote or direct to vote and the sole power to dispose or direct the disposition, was selected by Cambridge to hold this board seat. The Cambridge director nominee shall be nominated and recommended for election by our board of directors or other duly authorized committee, subject to any applicable limitations imposed by the Delaware General Corporation Law, or the DGCL, the board of directors’ fiduciary duties to our stockholders and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on our board of directors shall automatically terminate wherever Cambridge owns less than 20% of our issued and outstanding shares of common stock.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws
Provisions of the DGCL, our amended and restated certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. These provisions are also designed, in part, to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us, because negotiation of these proposals could result in an improvement of their terms.
Amended and Restated Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:
•Board of directors vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
•Special meetings of stockholders. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our chief executive officer or our president, thus prohibiting a stockholder from calling a special meeting.
•Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
•Amendment of charter and bylaw provisions. Any amendment of certain of the provisions described herein in our amended and restated certificate of incorporation or amended and restated bylaws, as applicable, requires approval by holders of at least sixty-six and two-thirds percent (66 2/3%) of our then outstanding voting securities.
•Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult, or to discourage an attempt to obtain control of us by means of, a merger, tender offer, proxy contest or other means.

•Limitation of Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our amended and restated certificate of incorporation, and our amended and restated bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or in another position at another corporation or enterprise, as the case may be. Our amended and restated certificate of incorporation, and our amended and restated bylaws also provide that we must indemnify and advance expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. We may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Except as set forth in our periodic reports as incorporated herein by reference, there is currently no pending material litigation or proceeding involving any of our directors, officers, employees or agents for which indemnification is sought.
•Exclusive forum. Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) any action or proceeding asserting a claim against us governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “IBRX.”

DESCRIPTION OF THE DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title, series designation and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the debt securities of the series is payable;
•the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, or premium and interest on, the debt securities will be made;
•if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an Event of Default under certain indebtedness of ours or our subsidiaries that could be outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
•no default or event of default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
•delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF THE WARRANTS
We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. This summary of some provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the title and aggregate number of such warrants;
•the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•United States Federal income tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•to vote, consent or receive dividends;
•receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•exercise any rights as stockholders.
Debt warrant certificates may be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of our common stock, preferred stock, debt securities or warrants.
The prospectus supplement relating to a particular issue of units will describe the terms of such units, including the following:
•the terms of the units and of any of our common stock, preferred stock, debt securities or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•if applicable, a discussion of any material U.S. federal income tax considerations.
PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the offered securities from time to time:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers; or
•through a combination of any of these methods of sale.
We may distribute the securities covered by this prospectus from time to time in one or more transactions: (i) at a fixed price or prices, which may be changed from time to time; (ii) at market prices prevailing at the time of sale; (iii) at prices related to the prevailing market prices; or (iv) at negotiated prices.
Each time we offer and securities covered by this prospectus, we will make available a prospectus supplement or supplements that will describe the specific plan of distribution and set forth the terms of the offering, including: (i) the name or names of any underwriters, dealers, agents or other purchasers, the amounts of securities underwritten or purchased by each of them and their compensation, (ii) if a fixed price offering, the public offering price of the securities and the proceeds to us; (iii) any options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers; and (vii) any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or dealers or agents that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of ImmunityBio, Inc. appearing in ImmunityBio, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of ImmunityBio, Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov. In addition, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through our website located at https://www.immunitybio.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address and the SEC website address in this prospectus are inactive textual references only. Information contained on our website is not part of this prospectus.
This prospectus and any accompanying prospectus supplement are part of a registration statement on Form S-3 that we have filed with the SEC and do not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the registration statement, exhibits and schedules for a more complete description about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s Internet site.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. You should read the information incorporated by reference because it is an important part of this prospectus. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022; and
•our Current Reports on Form 8-K filed with the SEC on January 12, 2022 (excluding information furnished thereunder), and February 15, 2022 (excluding information furnished thereunder).
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (and any related exhibits furnished with such furnished information). Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: ImmunityBio, Inc., 3530 John Hopkins Court, San Diego, California 92121, Attention: Investor Relations, or you may call us at (858) 633-0300.

9,090,909 Shares of Common Stock
Warrants to Purchase up to 9,090,909 Shares of Common Stock
and
the Shares of Common Stock underlying the Warrants
Common Stock

PROSPECTUS SUPPLEMENT

Piper Sandler
December 12, 2022